September 9, 2022

Brandywine Global Investment Management, LLC

1735 Market Street, 18th Floor

Philadelphia, PA 19103

Franklin Advisers, Inc.

One Franklin Parkway

San Mateo, CA 94403

 Re: Commodity Trading Adviser Exemption

Ladies and Gentlemen:

Reference is made to the investment advisory agreement (the “Agreement”) by and between Franklin Advisers, Inc. (the “Manager”) and Brandywine Global Investment Management, LLC (“Brandywine Global” or the “Subadviser”) with respect to the BrandywineGLOBAL – Dynamic US Large Cap Value ETF (the “Fund”).

In order to facilitate the Subadviser’s ability to rely on one or more exemptions or exclusions applicable to commodity trading advisors, the Manager, on behalf of itself and the Fund, hereby consents to be treated as an “exempt account” under Commodity Futures Trading Commission Rule 4.7 (“CFTC Rule 4.7”). The Fund and the Manager are “qualified eligible persons” (“QEP”) as set forth in section (a) of CFTC Rule 4.7. The Manager will promptly notify the Subadviser if it or the Fund ceases to be a QEP.

In addition, the following notice shall be deemed to be added immediately above the signature line in the Agreement:

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS INVESTMENT ADVISORY AGREEMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS INVESTMENT ADVISORY AGREEMENT.

This letter agreement shall not change any term or condition of the Agreement, and the Agreement shall continue in full force and effect.

[signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this letter agreement to be executed by their officers thereunto duly authorized.

FRANKLIN ADVISERS, INC.

By: /s/ Navid Tofigh

Name: Navid Tofigh

Title: Assistant Secretary

BRANDYWINE GLOBAL INVESTMENT MANAGEMENT, LLC

By: /s/ Adam Spector

Name: Adam Spector

Title: Managing Partner